UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

Iterum Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	ITRM	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, Dr. James I. Healy resigned as a member of the Board of Directors of Iterum Therapeutics plc (the “Company”).  His resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices.  In his discussion with management regarding the reason for his resignation, Dr. Healy stated that he wished to reduce the overall number of boards of directors of public companies on which he currently serves.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: February 14, 2020
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer